SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 8, 2001

CABLEVISION SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-14764 (Commission File Number)	11-3415180 (IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York 11714
(Address of Principal Executive Offices)

Registrants’ telephone number, including area code:
(516) 803-2300

ITEM 5.	OTHER EVENTS

             On August 8, 2001, Cablevision Systems Corporation and AT&T reached an agreement for an orderly disposition of the Cablevision NY Group Class A common stock and Rainbow Media Group Class A common stock held by AT&T.

             The agreement will enable AT&T to piggyback on CVC’s registration statement, initially filed with the Securities and Exchange Commission on May 30, 2001. Cablevision intends to amend its pending registration statement to cover the sale by AT&T of up to $1 billion of its Cablevision NY Group Class A common stock and the sale by Cablevision of up to $1 billion of convertible preferred stock in lieu of common stock. AT&T has also agreed not to engage in any additional transactions relating to its remaining Cablevision NY Group Class A common stock for 180 days, subject to certain conditions.

             Following the expiration of the 180-day lock-up, Cablevision has also agreed to file a registration statement for the sale of AT&T’s remaining Cablevision NY Group Class A common stock.

             The agreement also provides that AT&T will have registration rights for its Rainbow Media Group tracking stock and Cablevision has agreed to file a registration statement by October 1, 2001 for the sale of some or all of AT&T’s Rainbow Media Group tracking stock.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
Exhibit 99.1.	Letter Agreement, dated August 8, 2001, between Cablevision Systems Corporation and AT&T Broadband, LLC.

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SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ William J. Bell

	Name: Title:	William J. Bell Vice Chairman

Dated: August 9, 2001